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                                                                      EXHIBIT 12

BANC ONE CORPORATION AND SUBSIDIARIES

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

$(THOUSANDS)

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
                                          NINE MONTHS ENDED                               YEARS ENDED
                                            SEPTEMBER 30,                                 DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1996         1995         1995         1994         1993         1992         1991
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Calculation excluding interest on
  deposit:
  Earnings
    Income before income taxes and
      change in accounting principle
      and equity in earnings of Bank
      One, Texas, NA(1)..............  $1,575,395   $1,432,493   $1,910,282   $1,518,852   $1,770,712   $1,341,249   $  928,947
    Fixed charges....................     641,302      537,287      736,249      633,569      348,327      321,402      419,274
    Less: Capitalized interest.......      (1,058)      (1,183)      (1,671)      (1,000)        (652)      (1,199)      (1,732)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Earnings.........................  $2,215,639   $1,968,597   $2,644,860   $2,151,421   $2,118,387   $1,661,452   $1,346,489
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Fixed Charges:
    Interest expense, including
      interest factor of capitalized
      leases and amortization of
      deferred debt expenses.........  $  598,370   $  497,983   $  683,372   $  575,734   $  298,857   $  278,615   $  379,708
    Portion of rental payments under
      operating leases deemed to be
      interest.......................      42,932       39,304       52,877       57,835       49,470       42,787       39,566
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Fixed charges....................  $  641,302   $  537,287   $  736,249   $  633,569   $  348,327   $  321,402   $  419,274
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Ratio of earnings to fixed charges
    excluding interest on
    deposits:........................       3.45X        3.66x        3.59x        3.40x        6.08x        5.17x        3.21x
Calculation including interest on
  deposits:
  Earnings:
    Income before income taxes and
      change in accounting principle
      and equity in earnings of Bank
      One, Texas, NA (1).............  $1,575,395   $1,432,493   $1,910,282   $1,518,852   $1,770,712   $1,341,249   $  928,947
    Fixed charges....................   2,397,492    2,252,036    3,026,343    2,307,832    1,826,018    2,318,274    2,955,918
    Less: Capitalized interest.......      (1,058)      (1,183)      (1,671)      (1,000)        (652)      (1,199)      (1,732)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Earnings.........................  $3,971,829   $3,683,346   $4,934,954   $3,825,684   $3,596,078   $3,658,324   $3,883,133
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Fixed charges:
    As detailed above................  $  641,302   $  537,287   $  736,249   $  633,569   $  348,327   $  321,402   $  419,274
    Interest on deposits.............   1,756,190    1,714,749    2,290,094    1,674,263    1,477,691    1,996,872    2,536,644
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Fixed charges....................  $2,397,492   $2,252,036   $3,026,343   $2,307,832   $1,826,018   $2,318,274   $2,955,918
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Ratio of earnings to fixed charges
    including interest on deposits...       1.66X        1.64x        1.63x        1.66x        1.97x        1.58x        1.31x
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(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.